Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Six Months Ended
June 30, 2017

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS RESULTS FOR
SECOND QUARTER 2017

CHATTANOOGA, Tenn. (August 3, 2017) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the second quarter ended June 30, 2017. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	%	2017	2016	%
Net income attributable to common shareholders per diluted share	$0.18	$0.30	(40.0)%	$0.31	$0.47	(34.0)%
Funds from Operations ("FFO") per diluted share	$0.58	$0.73	(20.5)%	$1.12	$1.41	(20.6)%
FFO, as adjusted, per diluted share (1)	$0.50	$0.59	(15.3)%	$1.02	$1.15	(11.3)%
(1) For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this earnings release.

HIGHLIGHTS:

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FFO per diluted share, as adjusted, was $0.50 for the second quarter 2017, compared with $0.59 per share for the second quarter 2016. Second quarter 2017 was impacted by approximately $0.04 per share of dilution from asset sales and $0.03 per share of abandoned projects expense related to the write-off of several new development projects CBL has elected not to pursue.

•
Additional progress on our disposition program included the sale of two malls, an outlet center and two office buildings year-to-date, generating net proceeds of approximately $100 million. In August, CBL entered into a binding contract for the sale of its remaining 25% interest in River Ridge Mall to its joint venture partner for $9.0 million.

•	Closed on the extension and modification of two unsecured term loans.

•	Total Portfolio Same-center NOI declined 1.3% for the second quarter 2017 and 1.0% for the six months ended June 30, 2017.

•
Portfolio occupancy declined 100 basis points to 91.6% compared with 92.6% as of June 30, 2016 and same-center mall occupancy declined 140 basis points to 90.6% as of June 30, 2017 compared with 92.0% as of June 30, 2016.

•
Year-to-date through June 30, 2017, CBL has executed nearly two million square feet of leases. On a comparable basis for spaces under 10,000 square feet in the stabilized mall portfolio, CBL executed nearly one million square feet of leases at an average gross rent per square foot increase of 0.6%, including a 13.5% increase for new leases executed in the period.

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“Taking into account the difficult retail environment, second quarter operating results were in-line with expectations, but still disappointing," said Stephen Lebovitz, CBL's president & CEO.  "Our priority through the remainder of the year is maintaining and improving occupancy and income as we focus on reinventing our market dominant properties. We are bringing in more productive uses that appeal to today's consumer preferences and driving increased traffic and sales. This quarter, we made the decision to write-off several potential new development projects so that we can concentrate on our program of anchor store redevelopments and the reinvention of our properties.
"We are pleased with the progress we’ve made in strengthening our balance sheet.  As announced this week, we have successfully extended two bank term loans, demonstrating the ongoing confidence in CBL and our strategy by the lending community.  We recently completed our portfolio transformation program with 19 transactions closed, representing over $750 million in value, including the two malls sold this quarter.  Proceeds from these sales as well as our outlet center in Oklahoma contributed to total debt reduction of more than $330 million compared with the prior-year quarter.  These improvements to our balance sheet provide us with the financial resources to deliver on our redevelopment program and position our properties for long-term success.”
Net income attributable to common shareholders for the second quarter 2017 was $30.2 million, or $0.18 per diluted share, compared with net income of $51.7 million, or $0.30 per diluted share, for the second quarter 2016.
FFO allocable to common shareholders, as adjusted, for the second quarter 2017 was $85.6 million, or $0.50 per diluted share, compared with $101.3 million, or $0.59 per diluted share, for the second quarter 2016. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the second quarter 2017 was $99.7 million compared with $118.6 million for the second quarter 2016. FFO, as adjusted, for the second quarter 2017 included $5.0 million, or $0.03 per diluted share, of abandoned project expense related to the write-off of several potential new development projects the Company has elected not to pursue.

Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Portfolio same-center NOI	(1.3)%	(1.0)%
Mall same-center NOI	(2.1)%	(1.7)%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight-line rents, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the quarter ended June 30, 2017, include:

•	NOI declined $2.3 million, due to a $4.3 million decrease in revenue, partially offset by a $2.0 million decrease in operating expenses.

•	Minimum rents increased $0.01 million during the quarter.

•	Percentage rents decreased $0.7 million, impacted by relatively flat sales in the second quarter.

•	Tenant reimbursements and other rents declined $3.7 million.

•	Property operating expenses were flat, maintenance and repair expense declined $1.0 million, and real estate tax expenses declined $1.0 million.

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PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of June 30,
	2017	2016
Portfolio occupancy	91.6%	92.6%
Mall portfolio	90.2%	91.6%
Same-center malls	90.6%	92.0%
Stabilized malls	90.5%	91.6%
Non-stabilized malls (1)	81.8%	92.3%
Associated centers	95.5%	95.6%
Community centers	97.0%	96.8%

(1)	Represents occupancy for The Outlet Shoppes at Laredo and The Outlet Shoppes of the Bluegrass as of June 30, 2017, and The
Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of June 30, 2016.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Stabilized Malls	(0.9)%	0.6%
New leases	8.1%	13.5%
Renewal leases	(3.5)%	(3.4)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended June 30,
	2017	2016	% Change
Stabilized mall same-center sales per square foot	$373	$382	(2.4)%
Stabilized mall sales per square foot	$373	$377	(1.1)%

DISPOSITIONS
CBL has entered into a binding contract for the sale of its remaining 25% interest in River Ridge Mall in Lynchburg, VA, for $9.0 million, cash. Subject to customary conditions, the sale is expected to close during the third quarter 2017. Second quarter results included a $5.3 million loss on investment related to the pending disposition.

As of June 30, 2017, CBL completed the sale of two office buildings, two malls and one outlet center for a gross sales price (at CBL's share) of $157.25 million. Transactions completed in the second quarter included the sale of two malls, College Square in Morristown, TN (2016 sales psf $265) and Foothills Mall in Maryville, TN (2016 sales psf $283), for a total gross sales price of $53.5 million. Additionally, during the second quarter CBL closed on the sale of The Outlet Shoppes at Oklahoma City in Oklahoma City, OK for a gross sales price of $97.5 million (at CBL's share).

FINANCING ACTIVITY
In July, CBL completed the extension and modification of two unsecured term loans expiring in 2018. The first, with a balance of $400 million, was increased to a balance of $490 million until July 2018, when it will be reduced to $300 million for the remainder of its term. New borrowings under this term loan were used to reduce outstanding balances on the Company’s

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unsecured lines of credit. The new term loan has an initial maturity date of July 2020 with two, one-year extension options (the 2nd option is at the lenders’ sole discretion), for a final maturity of July 2022. The term loan bears an interest rate of 150 basis points over LIBOR, based on CBL’s current investment grade rating of BBB-/Baa3/BBB-. Wells Fargo Bank National Association served as Administrative Agent.

The second unsecured term loan, which currently has a balance of $50 million and was due to mature in February 2018, was modified to a new $45 million term loan. The new loan has an initial maturity date of June 2021, with an additional one-year extension option available at CBL’s discretion, for a final maturity of June 2022. The term loan bears interest at a rate of 165 basis points over LIBOR. First Tennessee Bank NA served as Administrative Agent.

In April, the $124.2 million loan secured by Acadiana Mall in Lafayette, LA, matured. CBL has entered into a preliminary agreement with the existing lender to modify the terms of the loan to an A/B note structure and extend the maturity. The principal will be split into a $65 million A-note and a $60 million B-note. Interest will be payable on a current basis on the $65 million A-note. Interest will accrue, payable at maturity, on the $60 million B-note. The loan is expected to be extended to September 2020, with a one-year extension option for a final maturity of September 2021. The interest rate will remain at 5.67%, with amortization payments eliminated. CBL recorded a $43 million impairment of the carrying value of this center in the second quarter.

During the second quarter Chesterfield Mall in Chesterfield, MO, was conveyed to the lender in settlement of the $140 million non-recourse loan secured by the property. CBL recorded a gain on extinguishment of debt of $28.4 million related to the conveyance.

OUTLOOK AND GUIDANCE
CBL is maintaining its previously issued 2017 FFO, as adjusted, guidance in the range of $2.18 - $2.24 per diluted share. This FFO assumes a same-center NOI change in the range of (2.0)% - 0% in 2017.
    The guidance also assumes the following:

•	$10.0 million to $12.0 million in gains on outparcel sales;

•	75 to 125 basis points lower total portfolio occupancy as well as stabilized mall occupancy at year-end;

•	G&A expense of $62 million to $64 million for the full year; and

•	No unannounced capital markets activity.

	Low	High
Expected diluted earnings per common share	$0.67	$0.73
Adjust to fully converted shares from common shares	(0.09)	(0.09)
Expected earnings per diluted, fully converted common share	0.58	0.64
Add: depreciation and amortization	1.63	1.63
Less: gain on depreciable property	(0.25)	(0.25)
Add: loss on impairment	0.23	0.23
Add: noncontrolling interest in earnings of Operating Partnership	0.10	0.10
Expected FFO per diluted, fully converted common share	2.29	2.35
Adjustment for certain significant items	(0.11)	(0.11)
Expected adjusted FFO per diluted, fully converted common share	$2.18	$2.24

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call on Friday, August 4, 2017, at 11:00 a.m. ET.  To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 6011729.  A replay of the conference call will be available through August 11, 2017, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10107045.  A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

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To receive the CBL & Associates Properties, Inc. second quarter earnings release and supplemental information, please visit the Investing section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.

The Company will also provide an online webcast and rebroadcast of its 2017 second quarter earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Friday, August 4, 2017 beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
Headquartered in Chattanooga, TN, CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 121 properties, including 78 regional malls/open-air centers. The properties are located in 27 states and total 75.5 million square feet including 6.3 million square feet of non-owned shopping centers managed for third parties. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.
The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income (loss) attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.
FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this earnings release for a description of these adjustments.

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Same-center Net Operating Income
NOI is a supplemental non-GAAP measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of the Company's shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's condensed consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three and Six Months Ended June 30, 2017
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUES:
Minimum rents	$157,609	$167,216	$317,359	$337,845
Percentage rents	1,738	2,692	4,127	7,365
Other rents	3,729	4,819	7,381	9,881
Tenant reimbursements	62,231	70,096	129,522	143,462
Management, development and leasing fees	2,577	4,067	6,029	6,648
Other	1,349	6,075	2,828	12,842
Total revenues	229,233	254,965	467,246	518,043
OPERATING EXPENSES:
Property operating	30,041	31,060	64,955	69,688
Depreciation and amortization	82,509	72,205	153,729	148,711
Real estate taxes	18,687	22,834	40,770	45,862
Maintenance and repairs	11,716	11,790	25,068	26,338
General and administrative	15,752	16,475	31,834	33,643
Loss on impairment	43,203	43,493	46,466	63,178
Other	5,019	5,052	5,019	14,737
Total operating expenses	206,927	202,909	367,841	402,157
Income from operations	22,306	52,056	99,405	115,886
Interest and other income	31	251	1,435	611
Interest expense	(55,065)	(53,187)	(111,266)	(108,418)
Gain on extinguishment of debt	20,420	—	24,475	6
Loss on investment	(5,843)	—	(5,843)	—
Equity in earnings of unconsolidated affiliates	6,325	64,349	11,698	96,739
Income tax benefit	2,920	51	3,720	588
Income (loss) from continuing operations before gain on sales of real estate assets	(8,906)	63,520	23,624	105,412
Gain on sales of real estate assets	79,533	9,577	85,521	9,577
Net income	70,627	73,097	109,145	114,989
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(5,093)	(8,483)	(8,783)	(13,428)
Other consolidated subsidiaries	(24,138)	(1,695)	(24,851)	1,432
Net income attributable to the Company	41,396	62,919	75,511	102,993
Preferred dividends	(11,223)	(11,223)	(22,446)	(22,446)
Net income attributable to common shareholders	$30,173	$51,696	$53,065	$80,547

Basic and diluted per share data attributable to common shareholders:
Net income attributable to common shareholders	$0.18	$0.30	$0.31	$0.47
Weighted-average common and potential dilutive common shares outstanding	171,095	170,792	171,042	170,731

Dividends declared per common share	$0.265	$0.265	$0.530	$0.530

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2017

The Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income attributable to common shareholders	$30,173	$51,696	$53,065	$80,547
Noncontrolling interest in income of Operating Partnership	5,093	8,483	8,783	13,428
Depreciation and amortization expense of:
Consolidated properties	82,509	72,205	153,729	148,711
Unconsolidated affiliates	9,357	9,156	18,900	18,334
Non-real estate assets	(792)	(722)	(1,656)	(1,559)
Noncontrolling interests' share of depreciation and amortization	(2,642)	(2,055)	(4,621)	(4,448)
Loss on impairment, net of taxes	43,183	43,493	45,250	63,178
Gain on depreciable property, net of taxes and noncontrolling interests' share	(50,797)	(35,521)	(50,756)	(35,521)
FFO allocable to Operating Partnership common unitholders	116,084	146,735	222,694	282,670
Litigation expenses (1)	9	—	52	1,707
Nonrecurring professional fees expense (reimbursement) (1)	6	1,119	(919)	1,119
Loss on investment (2)	5,843	—	5,843	—
Equity in earnings from disposals of unconsolidated affiliates (3)	—	(29,235)	—	(55,630)
Non-cash default interest expense (4)	1,187	—	2,494	—
Gain on extinguishment of debt, net of noncontrolling interests' share (5)	(23,395)	—	(27,450)	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$99,734	$118,619	$202,714	$229,866

FFO per diluted share	$0.58	$0.73	$1.12	$1.41

FFO, as adjusted, per diluted share	$0.50	$0.59	$1.02	$1.15

Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,371	200,045	199,326	199,986

(1) Litigation expense and nonrecurring professional fees expense are included in General and Administrative expense in the Consolidated Statements of Operations. Nonrecurring professional fees reimbursement is included in Interest and Other Income in the Consolidated Statements of Operations.

(2) The three months and six months ended June 30, 2017 represents a loss on investment related to the write down of the Company's 25% interest in River Ridge Mall based on the contract price to sell such interest to its joint venture partner.

(3) The three months and six months ended June 30, 2016 includes $29,267 related to the foreclosure of the loan secured by Gulf Coast Town Center. The six months ended June 30, 2016 also includes $26,373 related to the sale of the Company's 50% interest in Triangle Town Center. These amounts are included in Equity in Earnings of Unconsolidated Affiliates in the Consolidated Statements of Operations.

(4) The three months and six months ended June 30, 2017 includes default interest expense related to Wausau Center and Chesterfield Mall. The six months ended June 30, 2017 also includes default interest expense related to Midland Mall.

(5) The three months and six months ended June 30, 2017 primarily represents gain on extinguishment of debt related to the non-recourse loan secured by Chesterfield Mall, which was conveyed to the lender in the second quarter of 2017. The three months and six months ended June 30, 2017 also includes loss on extinguishment of debt related to a prepayment fee on the early retirement of the loans secured by The Outlet Shoppes at Oklahoma City, which was sold in April 2017. The six months ended June 30, 2017 also includes gain on extinguishment of debt related to the non-recourse loan secured by Midland Mall, which was conveyed to the lender in the first quarter of 2017.

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Diluted EPS attributable to common shareholders	$0.18	$0.30	$0.31	$0.47
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.44	0.39	0.83	0.81
Loss on impairment, net of taxes	0.22	0.22	0.23	0.31
Gain on depreciable property, net of tax and noncontrolling interests' share	(0.26)	(0.18)	(0.25)	(0.18)
FFO per diluted share	$0.58	$0.73	$1.12	$1.41

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
FFO allocable to Operating Partnership common unitholders	$116,084	$146,735	$222,694	$282,670
Percentage allocable to common shareholders (1)	85.82%	85.38%	85.81%	85.37%
FFO allocable to common shareholders	$99,623	$125,282	$191,094	$241,315

FFO allocable to Operating Partnership common unitholders, as adjusted	$99,734	$118,619	$202,714	$229,866
Percentage allocable to common shareholders (1)	85.82%	85.38%	85.81%	85.37%
FFO allocable to common shareholders, as adjusted	$85,592	$101,277	$173,949	$196,237

(1) Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 14.

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Lease termination fees	$864	$394	$1,111	$1,345
Lease termination fees per share	$—	$—	$0.01	$0.01

Straight-line rental income	$559	$1,411	$632	$1,560
Straight-line rental income per share	$—	$0.01	$—	$0.01

Gains on outparcel sales	$2,094	$3,783	$8,091	$3,783
Gains on outparcel sales per share	$0.01	$0.02	$0.04	$0.02

Net amortization of acquired above- and below-market leases	$1,198	$906	$2,416	$1,982
Net amortization of acquired above- and below-market leases per share	$0.01	$—	$0.01	$0.01

Net amortization of debt premiums and discounts	$(206)	$411	$(403)	$838
Net amortization of debt premiums and discounts per share	$—	$—	$—	$—

Income tax benefit	$2,920	$51	$3,720	$588
Income tax benefit per share	$0.01	$—	$0.02	$—

Gain on extinguishment of debt, net of noncontrolling interests' share	$23,395	$—	$27,450	$6
Gain on extinguishment of debt, net of noncontrolling interests' share, per share	$0.12	$—	$0.14	$—

Loss on investment	$(5,843)	$—	$(5,843)	$—
Loss on investment per share	$(0.03)	$—	$(0.03)	$—

Equity in earnings from disposals of unconsolidated affiliates	$—	$29,235	$—	$55,630
Equity in earnings from disposals of unconsolidated affiliates per share	$—	$0.15	$—	$0.28

Non-cash default interest expense	$(1,187)	$—	$(2,494)	$—
Non-cash default interest expense per share	$(0.01)	$—	$(0.01)	$—

Abandoned projects expense	$(5,019)	$32	$(5,019)	$(33)
Abandoned projects expense per share	$(0.03)	$—	$(0.03)	$—

Interest capitalized	$385	$448	$1,224	$996
Interest capitalized per share	$—	$—	$0.01	$—

Litigation expenses	$(9)	$—	$(52)	$(1,707)
Litigation expenses per share	$—	$—	$—	$(0.01)

Nonrecurring professional fees (expense) reimbursement	$(6)	$(1,119)	$919	$(1,119)
Nonrecurring professional fees (expense) reimbursement per share	$—	$—	$—	$—

	As of June 30,
	2017	2016
Straight-line rent receivable	$62,989	$68,038

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2017

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$70,627	$73,097	$109,145	$114,989

Adjustments:
Depreciation and amortization	82,509	72,205	153,729	148,711
Depreciation and amortization from unconsolidated affiliates	9,357	9,156	18,900	18,334
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,642)	(2,055)	(4,621)	(4,448)
Interest expense	55,065	53,187	111,266	108,418
Interest expense from unconsolidated affiliates	6,410	7,093	12,571	13,678
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,870)	(1,678)	(3,576)	(3,357)
Abandoned projects expense	5,019	32	5,019	33
Gain on sales of real estate assets	(79,533)	(9,577)	(85,521)	(9,577)
(Gain) loss on sales of real estate assets of unconsolidated affiliates	3	(58,927)	38	(85,322)
Noncontrolling interests' share of gain on sales of real estate assets in other consolidated affiliates	26,639	—	26,639	—
Loss on investment	5,843	—	5,843	—
Gain on extinguishment of debt	(20,420)	—	(24,475)	(6)
Noncontrolling interests' share of loss on extinguishment of debt in other consolidated subsidiaries	(2,975)	—	(2,975)	—
Loss on impairment	43,203	43,493	46,466	63,178
Income tax benefit	(2,920)	(51)	(3,720)	(588)
Lease termination fees	(864)	(394)	(1,111)	(1,345)
Straight-line rent and above- and below-market lease amortization	(1,757)	(2,317)	(3,048)	(3,542)
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(24,138)	(1,695)	(24,851)	1,432
General and administrative expenses	15,752	16,475	31,834	33,643
Management fees and non-property level revenues	(2,293)	(6,293)	(7,550)	(11,069)
Operating Partnership's share of property NOI	181,015	191,751	360,002	383,162
Non-comparable NOI	(8,587)	(16,997)	(17,887)	(37,497)
Total same-center NOI (1)	$172,428	$174,754	$342,115	$345,665
Total same-center NOI percentage change	(1.3)%		(1.0)%

Same-center Net Operating Income
(Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Malls	$156,648	$160,020	$310,709	$316,174
Associated centers	8,185	8,137	16,491	16,031
Community centers	5,697	5,033	11,181	10,190
Offices and other	1,898	1,564	3,734	3,270
Total same-center NOI (1)	$172,428	$174,754	$342,115	$345,665

Percentage Change:
Malls	(2.1)%		(1.7)%
Associated centers	0.6%		2.9%
Community centers	13.2%		9.7%
Offices and other	21.4%		14.2%
Total same-center NOI (1)	(1.3)%		(1.0)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2017, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2017. New properties are excluded from same-center NOI, until they meet this criteria. Properties excluded from the same-center pool that would otherwise meet this criteria are properties which are either under major redevelopment, being considered for repositioning, minority interest properties in which we own an interest of 25% or less, or where we intend to renegotiate the terms of the debt secured by the related property.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2017 and 2016

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of June 30, 2017
	Fixed Rate	Variable Rate	Total per Debt Schedule		Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,184,580	$1,081,266	$4,265,846		$(16,406)	$4,249,440
Noncontrolling interests' share of consolidated debt	(93,377)	(5,449)	(98,826)		765	(98,061)
Company's share of unconsolidated affiliates' debt	526,136	72,002	598,138		(2,506)	595,632
Company's share of consolidated and unconsolidated debt	$3,617,339	$1,147,819	$4,765,158		$(18,147)	$4,747,011
Weighted-average interest rate	5.25%	2.58%	4.61%

	As of June 30, 2016
	Fixed Rate	Variable Rate	Total per Debt Schedule		Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,359,851	$1,234,099	$4,593,950	(1)	$(15,234)	$4,578,716
Noncontrolling interests' share of consolidated debt	(110,236)	(7,575)	(117,811)		739	(117,072)
Company's share of unconsolidated affiliates' debt	551,369	73,870	625,239		(3,001)	622,238
Company's share of consolidated and unconsolidated debt	$3,800,984	$1,300,394	$5,101,378		$(17,496)	$5,083,882
Weighted-average interest rate	5.31%	1.89%	4.44%

(1) Includes $38,237 of debt related to Fashion Square Mall that was classified in Liabilities Related to Assets Held for Sale in the Consolidated Balance Sheet as of June 30, 2016.

Debt-To-Total-Market Capitalization Ratio as of June 30, 2017
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,321	$8.43	$1,680,276
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			2,306,526
Company's share of total debt, excluding unamortized deferred financing costs			4,765,158
Total market capitalization			$7,071,684
Debt-to-total-market capitalization ratio			67.4%

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on June 30, 2017. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2017 and 2016

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
2017:	Basic	Diluted	Basic	Diluted
Weighted-average shares - EPS	171,095	171,095	171,042	171,042
Weighted-average Operating Partnership units	28,276	28,276	28,284	28,284
Weighted-average shares- FFO	199,371	199,371	199,326	199,326

2016:
Weighted-average shares - EPS	170,792	170,792	170,731	170,731
Weighted-average Operating Partnership units	29,253	29,253	29,255	29,255
Weighted-average shares- FFO	200,045	200,045	199,986	199,986

Dividend Payout Ratio

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Weighted-average cash dividend per share	$0.27281	$0.27278	$0.54562	$0.54556
FFO, as adjusted, per diluted fully converted share	$0.50	$0.59	$1.02	$1.15
Dividend payout ratio	54.6%	46.2%	53.5%	47.4%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2017
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	June 30, 2017	December 31, 2016
ASSETS
Real estate assets:
Land	$818,550	$820,979
Buildings and improvements	6,687,134	6,942,452
	7,505,684	7,763,431
Accumulated depreciation	(2,374,071)	(2,427,108)
	5,131,613	5,336,323
Held for sale	—	5,861
Developments in progress	94,698	178,355
Net investment in real estate assets	5,226,311	5,520,539
Cash and cash equivalents	29,622	18,951
Receivables:
Tenant, net of allowance for doubtful accounts of $2,091 and $1,910 in 2017 and 2016, respectively	84,472	94,676
Other, net of allowance for doubtful accounts of $838 in 2017 and 2016	7,699	6,227
Mortgage and other notes receivable	17,414	16,803
Investments in unconsolidated affiliates	254,522	266,872
Intangible lease assets and other assets	188,293	180,572
	$5,808,333	$6,104,640

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$4,249,440	$4,465,294
Accounts payable and accrued liabilities	244,542	280,498
Total liabilities	4,493,982	4,745,792
Commitments and contingencies
Redeemable noncontrolling interests	13,392	17,996
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 171,094,642 and 170,792,645 issued and outstanding in 2017 and 2016, respectively	1,711	1,708
Additional paid-in capital	1,972,070	1,969,059
Dividends in excess of cumulative earnings	(779,693)	(742,078)
Total shareholders' equity	1,194,113	1,228,714
Noncontrolling interests	106,846	112,138
Total equity	1,300,959	1,340,852
	$5,808,333	$6,104,640

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2017

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	June 30, 2017	December 31, 2016
ASSETS:
Investment in real estate assets	$2,149,393	$2,137,666
Accumulated depreciation	(595,825)	(564,612)
	1,553,568	1,573,054
Developments in progress	12,533	9,210
Net investment in real estate assets	1,566,101	1,582,264
Other assets	212,655	223,347
Total assets	$1,778,756	$1,805,611

LIABILITIES:
Mortgage and other indebtedness, net	$1,256,445	$1,266,046
Other liabilities	43,314	46,160
Total liabilities	1,299,759	1,312,206

OWNERS' EQUITY:
The Company	222,817	228,313
Other investors	256,180	265,092
Total owners' equity	478,997	493,405
Total liabilities and owners’ equity	$1,778,756	$1,805,611

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Total revenues	$58,156	$62,854	$117,855	$127,058
Depreciation and amortization	(19,496)	(22,248)	(40,125)	(42,858)
Operating expenses	(16,639)	(18,333)	(35,387)	(38,405)
Income from operations	22,021	22,273	42,343	45,795
Interest and other income	430	332	830	668
Interest expense	(13,146)	(14,181)	(25,984)	(27,670)
Gain on extinguishment of debt	—	63,294	—	63,294
Gain (loss) on sales of real estate assets	(6)	60,377	(77)	141,336
Net income	$9,299	$132,095	$17,112	$223,423

	Company's Share for the Three Months Ended June 30,		Company's Share for the Six Months Ended June 30,
	2017	2016	2017	2016
Total revenues	$29,663	$29,836	$59,468	$60,100
Depreciation and amortization	(9,357)	(9,156)	(18,900)	(18,334)
Operating expenses	(7,843)	(8,421)	(16,812)	(17,183)
Income from operations	12,463	12,259	23,756	24,583
Interest and other income	275	256	551	512
Interest expense	(6,410)	(7,093)	(12,571)	(13,678)
Gain (loss) on sales of real estate assets	(3)	58,927	(38)	85,322
Net income	$6,325	$64,349	$11,698	$96,739

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2017

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted (Adjusted EBITDA), to interest because the Company believes that the Adjusted EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDA excludes items that are not a normal result of operations, such as gain (loss) on investment, gain (loss) on extinguishment of debt, loss on impairment, abandoned projects expense and gains from dispositions, which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDA to Interest Expense
(Dollars in thousands)

Three Months Ended June 30,	Six Months Ended June 30,
2017	2016	2017	2016
Adjusted EBITDA:
Net income	$70,627	$73,097	$109,145	$114,989

Adjustments:
Depreciation and amortization	82,509	72,205	153,729	148,711
Depreciation and amortization from unconsolidated affiliates	9,357	9,156	18,900	18,334
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,642)	(2,055)	(4,621)	(4,448)
Interest expense	55,065	53,187	111,266	108,418
Interest expense from unconsolidated affiliates	6,410	7,093	12,571	13,678
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,870)	(1,678)	(3,576)	(3,357)
Income and other taxes	(2,507)	398	(3,122)	743
Loss on investment	5,843	—	5,843	—
Equity in earnings from disposals of unconsolidated affiliates	—	(29,235)	—	(55,630)
Gain on extinguishment of debt, net of noncontrolling interests' share	(23,395)	—	(27,450)	(6)
Loss on impairment	43,203	43,493	46,466	63,178
Abandoned projects	5,019	32	5,019	33
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(24,138)	(1,695)	(24,851)	1,432
Gain on depreciable property	(77,469)	(35,521)	(77,430)	(35,521)
Noncontrolling interests' share of gain on depreciable property	26,639	—	26,639	—
Company's share of total Adjusted EBITDA	$172,651	$188,477	$348,528	$370,554

Interest Expense:
Interest expense	$55,065	$53,187	$111,266	$108,418
Interest expense from unconsolidated affiliates	6,410	7,093	12,571	13,678
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,870)	(1,678)	(3,576)	(3,357)
Company's share of total interest expense	$59,605	$58,602	$120,261	$118,739

Ratio of Adjusted EBITDA to Interest Expense	2.9	x	3.2	x	2.9	x	3.1	x

Reconciliation of Adjusted EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Company's share of total Adjusted EBITDA	$172,651	$188,477	$348,528	$370,554
Interest expense	(55,065)	(53,187)	(111,266)	(108,418)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,870	1,678	3,576	3,357
Income taxes	2,507	(398)	3,122	(743)
Net amortization of deferred financing costs, debt premiums and discounts	1,013	757	2,126	1,482
Net amortization of intangible lease assets and liabilities	(135)	334	(883)	(288)
Depreciation and interest expense from unconsolidated affiliates	(15,767)	(16,249)	(31,471)	(32,012)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,642	2,055	4,621	4,448
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	24,138	1,695	24,851	(1,432)
Gains on outparcel sales	(2,064)	(3,494)	(8,091)	(3,494)
Noncontrolling interests' share of loss on extinguishment of debt	2,975	—	2,975	—
Noncontrolling interests' share of gain on depreciable property	(26,639)	—	(26,639)	—
Equity in earnings of unconsolidated affiliates	(6,325)	(5,676)	(11,698)	(11,671)
Distributions of earnings from unconsolidated affiliates	5,645	4,469	9,640	8,582
Share-based compensation expense	1,410	1,049	3,324	2,851
Provision for doubtful accounts	630	119	2,374	2,223
Change in deferred tax assets	2,142	(419)	3,750	(320)
Changes in operating assets and liabilities	(8,643)	7,174	(10,977)	(20,958)
Cash flows provided by operating activities	$102,985	$128,384	$207,862	$214,161

Supplemental Financial And Operating Information
As of June 30, 2017

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Properties:
Acadiana Mall	Lafayette, LA		Apr-17		5.67%	$124,156	(1)	$124,156	$—
The Outlet Shoppes at El Paso	El Paso, TX		Dec-17		7.06%	61,760		61,760	—
Kirkwood Mall	Bismarck, ND		Apr-18		5.75%	37,642		37,642	—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX		Apr-18		3.81%	6,679		—	6,679
Statesboro Crossing	Statesboro, GA		Jun-18		3.03%	10,899		—	10,899
Hanes Mall	Winston-Salem, NC		Oct-18		6.99%	144,819		144,819	—
Hickory Point Mall	Forsyth, IL		Dec-18	Dec-19	5.85%	27,446		27,446	—
Cary Towne Center	Cary, NC		Mar-19	Mar-21	4.00%	46,716		46,716	—
The Outlet Shoppes at Laredo	Laredo, TX		May-19	May-21	3.70%	68,004		—	68,004
Honey Creek Mall	Terre Haute, IN		Jul-19		8.00%	26,071		26,071	—
Volusia Mall	Daytona Beach, FL		Jul-19		8.00%	44,848		44,848	—
Greenbrier Mall	Chesapeake, VA		Dec-19	Dec-20	5.00%	70,801		70,801	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Dec-19		3.55%	4,773		—	4,773
The Terrace	Chattanooga, TN		Jun-20		7.25%	12,886		12,886	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	70,716		70,716	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		3.54%	9,842		—	9,842
Parkway Place	Huntsville, AL		Jul-20		6.50%	36,142		36,142	—
Valley View Mall	Roanoke, VA		Jul-20		6.50%	55,934		55,934	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	82,335		82,335	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	36,390		36,390	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	9,237		9,237	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	85,428		85,428	—
Wausau Center	Wausau, WI		Apr-21		5.85%	17,689	(2)	17,689	—
Fayette Mall	Lexington, KY		May-21		5.42%	159,846		159,846	—
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	46,751		46,751	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	68,945		68,945	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	121,493		121,493	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	67,189		67,189	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	112,517		112,517	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	18,879		18,879	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	65,403		65,403	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	61,644		61,644	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	35,512		35,512	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	75,408		75,408	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	74,009		74,009	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	38,450		38,450	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	105,231		105,231	—
	SUBTOTAL					2,142,490		2,042,293	100,197
Weighted-average interest rate						5.42%		5.51%	3.61%
Debt Premiums : (3)						1,109		1,109	—

Total Loans On Operating Properties And Debt Premiums						2,143,599		2,043,402	100,197
Weighted-average interest rate						5.42%		5.51%	3.61%

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable

Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity			Oct-19	Oct-20	2.25%	—		—	—
$100,000 capacity			Oct-19	Oct-20	2.25%	15,384		—	15,384
$500,000 capacity			Oct-20		2.25%	165,685		—	165,685
	SUBTOTAL					181,069		—	181,069

Unsecured term loans:
$350,000 term loan			Oct-17	Oct-19	2.40%	350,000		—	350,000
$50,000 term loan			Feb-18		2.60%	50,000		—	50,000
$400,000 term loan			Jul-18		2.55%	400,000		—	400,000
	SUBTOTAL					800,000		—	800,000
Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(3,239)		(3,239)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(57)		(57)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	400,000		400,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(5,526)		(5,526)	—
	SUBTOTAL					1,141,178		1,141,178	—

Total Consolidated Debt						$4,265,846	(4)	$3,184,580	$1,081,266
Weighted-average interest rate						4.71%		5.44%	2.55%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Gulf Coast Town Center - Phase III	Ft. Myers, FL		Jul-17		3.13%	$2,059		$—	$2,059
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Dec-17	Dec-19	3.06%	11,035		—	11,035
Hammock Landing - Phase I	West Melbourne, FL		Feb-18	Feb-19	3.05%	21,273		—	21,273
Hammock Landing - Phase II	West Melbourne, FL		Feb-18	Feb-19	3.05%	8,219		—	8,219
The Pavilion at Port Orange	Port Orange, FL		Feb-18	Feb-19	3.05%	28,754		—	28,754
CoolSprings Galleria	Nashville, TN		Jun-18		6.98%	49,926		49,926	—
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	13,974		13,974	—
York Town Center	York, PA		Feb-22		4.90%	16,703		16,703	—
York Town Center - Pier 1	York, PA		Feb-22		3.83%	662		—	662
West County Center	St. Louis, MO		Dec-22		3.40%	92,268		92,268	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	48,873		48,873	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	30,310	(5)	30,310	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,752		2,752	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	57,032		57,032	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	138,000		138,000	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	46,298		46,298	—
	SUBTOTAL					598,138	(4)	526,136	72,002

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at El Paso	El Paso, TX	25%	Dec-17		7.06%	(15,440)		(15,440)	—
Statesboro Crossing	Statesboro, GA	50%	Jun-18		3.03%	(5,449)		—	(5,449)
The Terrace	Chattanooga, TN	8%	Jun-20		7.25%	(1,031)		(1,031)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(739)		(739)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,510)		(1,510)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%	Nov-23		4.90%	(18,852)		(18,852)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%	Dec-24		4.05%	(25,903)		(25,903)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(19,225)		(19,225)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(10,523)		(10,523)	—
						(98,672)		(93,223)	(5,449)

Less Noncontrolling Interests' Share Of Debt Premiums: (3)
The Outlet Shoppes at El Paso	El Paso, TX	25%	Dec-17		4.75%	(154)		(154)	—

	SUBTOTAL					(98,826)	(4)	(93,377)	(5,449)

Company's Share Of Consolidated And Unconsolidated Debt						$4,765,158	(4)	$3,617,339	$1,147,819
Weighted-average interest rate						4.61%		5.25%	2.58%

Total Debt of Unconsolidated Affiliates:
Gulf Coast Town Center - Phase III	Ft. Myers, FL		Jul-17		3.13%	$4,118		$—	$4,118
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Dec-17	Dec-19	3.06%	11,035		—	11,035
Hammock Landing - Phase I	West Melbourne, FL		Feb-18	Feb-19	3.05%	42,547		—	42,547
Hammock Landing - Phase II	West Melbourne, FL		Feb-18	Feb-19	3.05%	16,437		—	16,437
The Pavilion at Port Orange	Port Orange, FL		Feb-18	Feb-19	3.05%	57,508		—	57,508
CoolSprings Galleria	Nashville, TN		Jun-18		6.98%	99,852		99,852	—
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	139,739		139,739	—
York Town Center	York, PA		Feb-22		4.90%	33,407		33,407	—
York Town Center - Pier 1	York, PA		Feb-22		3.83%	1,323		—	1,323
West County Center	St. Louis, MO		Dec-22		3.40%	184,535		184,535	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	97,747		97,747	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	46,631	(5)	46,631	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,504		5,504	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	114,064		114,064	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	276,000		276,000	—
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	71,228		71,228	—
						$1,261,675		$1,128,707	$132,968
Weighted-average interest rate						3.96%		4.06%	3.06%

(1)	The loan matured in the second quarter of 2017. The Company has a preliminary agreement with the lender to restructure the loan and extend the maturity date.

(2)	The non-recourse loan secured by the property is in default and receivership.

(3)	The weighted-average interest rates used for debt premiums reflects the market interest rate in effect as of the assumption of the related debt.

(4)	See page 13 for unamortized deferred financing costs.

(5)
The joint venture has an interest rate swap on a notional amount of $46,631, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2017

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$185,916		$2,059	$(15,440)	$172,535	3.62%	6.01%
2018	650,039		49,926	(5,449)	694,516	14.57%	3.99%
2019	453,138		69,281	—	522,419	10.96%	3.44%
2020	437,390		13,974	(1,031)	450,333	9.45%	4.35%
2021	621,341	(1)	—	(739)	620,602	13.02%	5.28%
2022	482,637		109,633	(1,510)	590,760	12.40%	4.63%
2023	525,408		109,183	(18,852)	615,739	12.94%	4.88%
2024	374,009		59,784	(25,903)	407,890	8.56%	4.46%
2025	38,450		138,000	(19,225)	157,225	3.30%	4.07%
2026	505,231		46,298	(10,523)	541,006	11.35%	5.47%
Face Amount of Debt	4,273,559		598,138	(98,672)	4,773,025	100.17%	4.61%
Net Premiums (Discounts)	(7,713)		—	(154)	(7,867)	(0.17)%	—%
Total	$4,265,846		$598,138	$(98,826)	$4,765,158	100.00%	4.61%

Based on Original Maturity Dates:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$535,916		$13,094	$(15,440)	$533,570	11.20%	3.58%
2018	677,485		122,146	(5,449)	794,182	16.67%	3.98%
2019	276,597		—	—	276,597	5.80%	5.10%
2020	351,205		—	(1,031)	350,174	7.35%	4.33%
2021	506,621	(1)	—	(739)	505,882	10.62%	5.61%
2022	482,637		109,633	(1,510)	590,760	12.40%	4.63%
2023	525,408		109,183	(18,852)	615,739	12.92%	4.88%
2024	374,009		59,784	(25,903)	407,890	8.56%	4.46%
2025	38,450		138,000	(19,225)	157,225	3.30%	4.07%
2026	505,231		46,298	(10,523)	541,006	11.35%	5.47%
Face Amount of Debt	4,273,559		598,138	(98,672)	4,773,025	100.17%	4.61%
Net Premiums (Discounts)	(7,713)		—	(154)	(7,867)	(0.17)%	—%
Total	$4,265,846		$598,138	$(98,826)	$4,765,158	100.00%	4.61%

(1)Includes a non-recourse loan with a principal balance of $17,689 that is in default and receivership.

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	50%
Unencumbered asset value to unsecured indebtedness	> 1.6x	2.3x
Unencumbered NOI to unsecured interest expense	> 1.75x	3.5x
EBITDA to fixed charges (debt service)	> 1.5x	2.4x

Senior Unsecured Notes Compliance Ratios	Required		Actual
Total debt to total assets	< 60%		52%
Secured debt to total assets	< 45%	(1)	27%
Total unencumbered assets to unsecured debt	> 150%		213%
Consolidated income available for debt service to annual debt service charge	> 1.5x		3.1x

(1)	The required ratio of secured debt to total assets for the 2026 Notes is 40% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2017

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/17 (2)
			6/30/17	6/30/16	6/30/17	6/30/16
Coastal Grand	Myrtle Beach, SC	1,039,490
CoolSprings Galleria	Nashville, TN	1,142,750
Cross Creek Mall	Fayetteville, NC	1,045,311
Fayette Mall	Lexington, KY	1,203,418
Friendly Center and The Shops at Friendly	Greensboro, NC	1,132,352
Governor's Square	Clarksville, TN	719,612
Hamilton Place	Chattanooga, TN	1,150,185
Hanes Mall	Winston-Salem, NC	1,472,524
Jefferson Mall	Louisville, KY	900,417
Mall del Norte	Laredo, TX	1,178,220
Mayfaire Town Center	Wilmington, NC	627,778
Northwoods Mall	North Charleston, SC	771,526
Oak Park Mall	Overland Park, KS	1,609,095
Old Hickory Mall	Jackson, TN	538,991
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	428,073
Post Oak Mall	College Station, TX	759,632
Richland Mall	Waco, TX	682,926
Sunrise Mall	Brownsville, TX	801,392
Volusia Mall	Daytona Beach, FL	1,067,343
West County Center	Des Peres, MO	1,197,210
West Towne Mall	Madison, WI	823,505
Total Tier 1 Malls		21,129,702	$435	$443	93.1%	93.7%	42.7%

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/17 (2)
			6/30/17	6/30/16	6/30/17	6/30/16
Acadiana Mall	Lafayette, LA	991,564
Arbor Place	Atlanta (Douglasville), GA	1,163,432
Asheville Mall	Asheville, NC	974,223
Brookfield Square	Brookfield, WI	1,032,242
Burnsville Center	Burnsville, MN	1,046,359
CherryVale Mall	Rockford, IL	849,253
Dakota Square Mall	Minot, ND	812,362
East Towne Mall	Madison, WI	787,809
EastGate Mall	Cincinnati, OH	860,830
Eastland Mall	Bloomington, IL	760,842
Frontier Mall	Cheyenne, WY	524,075
Greenbrier Mall	Chesapeake, VA	890,852
Harford Mall	Bel Air, MD	505,483
Honey Creek Mall	Terre Haute, IN	677,322
Imperial Valley Mall	El Centro, CA	827,648

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/17 (2)
			6/30/17	6/30/16	6/30/17	6/30/16
Kirkwood Mall	Bismarck, ND	842,493
Laurel Park Place	Livonia, MI	494,886
Layton Hills Mall	Layton, UT	557,333
Meridian Mall	Lansing, MI	972,186
Mid Rivers Mall	St. Peters, MO	1,076,184
Northgate Mall	Chattanooga, TN	762,381
Northpark Mall	Joplin, MO	934,548
The Outlet Shoppes at Laredo (3) (4)	Laredo, TX	358,122
Park Plaza	Little Rock, AR	540,167
Parkdale Mall	Beaumont, TX	1,248,667
Parkway Place	Huntsville, AL	648,271
Pearland Town Center	Pearland, TX	653,496
South County Center	St. Louis, MO	1,043,630
Southaven Towne Center	Southaven, MS	567,640
Southpark Mall	Colonial Heights, VA	672,975
St. Clair Square	Fairview Heights, IL	1,084,872
Turtle Creek Mall	Hattiesburg, MS	846,121
Valley View Mall	Roanoke, VA	837,428
WestGate Mall	Spartanburg, SC	954,775
Westmoreland Mall	Greensburg, PA	979,631
York Galleria	York, PA	751,913
Total Tier 2 Malls		29,532,015	$334	$347	88.8%	91.5%	50.0%

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/17 (2)
			6/30/17	6/30/16	6/30/17	6/30/16
Alamance Crossing	Burlington, NC	886,700
Janesville Mall	Janesville, WI	600,710
Kentucky Oaks Mall	Paducah, KY	1,066,257
Monroeville Mall	Pittsburgh, PA	1,077,520
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	403,258
Total Tier 3 Malls		4,284,382	$263	$265	83.5%	86.1%	5.3%

Total Mall Portfolio		54,946,099	$373	$382	90.2%	92.0%	98.0%

Mall Portfolio Statistics (continued)

Excluded Malls (5)
Property	Category	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/17 (2)
				6/30/17	6/30/16	6/30/17	6/30/16
Lender Mall:
Wausau Center	Lender	Wausau, WI	423,774

Other Excluded Malls:
Cary Towne Center	Repositioning	Cary, NC	927,915
Hickory Point Mall	Repositioning	Forsyth, IL	815,114
River Ridge Mall	Minority Interest	Lynchburg, VA	768,303
Triangle Town Center	Minority Interest	Raleigh, NC	1,254,274
			3,765,606

Total Excluded Malls			4,189,380	N/A	N/A	N/A	N/A	2.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Based on total mall NOI of $318,127,865 for the malls listed in the table above for the six months ended June 30, 2017.

(3)	The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Laredo are non-stabilized malls and are excluded from Sales Per Square Foot.

(4)	The Outlet Shoppes at Laredo opened in April 2017 and is included in Tier 2 based on a projection of 12-month sales.

(5)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•	Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related property.

•
Repositioning Malls - Malls where we have determined that the current format of the property no longer represents the best use of the property and we are in the process of evaluating alternative strategies for the property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the property, we have determined that the property no longer meets our criteria for long-term investment.

•	Minority Interest Malls - Malls in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2017

Unencumbered Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Six Months Ended 6/30/17 (3)
	6/30/17	6/30/16	6/30/17	6/30/16
Unencumbered consolidated properties:
Tier 1 Malls	$421	$438	90.9%	89.2%	27.6%
Tier 2 Malls	327	339	88.8%	92.2%	53.9%
Tier 3 Malls	261	265	86.0%	84.9%	6.3%
Total Malls	$343	$357	93.9%	90.7%	87.8%

Total Associated Centers	N/A	N/A	94.0%	95.3%	7.4%

Total Community Centers	N/A	N/A	99.3%	98.9%	3.5%

Total Office Buildings and Other	N/A	N/A	94.1%	95.3%	1.3%

Total Unencumbered Consolidated Portfolio	$343	$357	90.8%	92.2%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.

(3)	Our consolidated unencumbered properties generated approximately 52.3% of total consolidated NOI of $320,713,384 (which excludes NOI related to dispositions) for the six months ended June 30, 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2017

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	485,184	$42.40	$41.32	(2.5)%	$42.05	(0.8)%
Stabilized malls	464,098	42.98	41.86	(2.6)%	42.58	(0.9)%
New leases	114,842	38.73	40.20	3.8%	41.87	8.1%
Renewal leases	349,256	44.38	42.41	(4.4)%	42.82	(3.5)%

Year-to-Date:
All Property Types (1)	1,061,033	$41.92	$41.21	(1.7)%	$42.20	0.7%
Stabilized malls	991,505	42.86	42.08	(1.8)%	43.10	0.6%
New leases	246,184	40.62	44.17	8.7%	46.12	13.5%
Renewal leases	745,321	43.60	41.39	(5.1)%	42.10	(3.4)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

			As of June 30,
Quarter:	Square Feet		2017	2016
Operating portfolio:		Same-center stabilized malls	$33.00	$32.41
New leases	449,138	Stabilized malls	33.16	31.92
Renewal leases	537,809	Non-stabilized malls (4)	25.69	26.06
Development portfolio:		Associated centers	13.84	13.99
New leases	25,914	Community centers	16.06	15.33
Total leased	1,012,861	Office buildings	19.06	19.67

Year-to-Date:
Operating Portfolio:
New leases	738,110
Renewal leases	1,087,378
Development Portfolio:
New leases	127,002
Total leased	1,952,490

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of June 30, 2017, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo and The Outlet Shoppes of the Bluegrass as of June 30, 2017 and The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of June 30, 2016.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2017

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Six Months Ended June 30, 2017 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2017:
New	136	370,541	8.05	$45.79	$48.99	$40.41	$5.38	13.3%	$8.58	21.2%
Renewal	371	1,034,745	3.54	39.22	39.80	40.48	(1.26)	(3.1)%	(0.68)	(1.7)%
Commencement 2017 Total	507	1,405,286	4.75	$40.95	$42.22	$40.46	$0.49	1.2%	$1.76	4.3%

Commencement 2018:
New	7	26,269	7.23	$48.21	$49.79	$42.61	$5.60	13.1%	$7.18	16.9%
Renewal	53	165,514	4.89	43.47	44.68	44.44	(0.97)	(2.2)%	0.24	0.5%
Commencement 2018 Total	60	191,783	5.16	$44.12	$45.38	$44.19	$(0.07)	(0.2)%	$1.19	2.7%

Total 2017/2018	567	1,597,069	4.79	$41.33	$42.60	$40.91	$0.42	1.0%	$1.69	4.1%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2017

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	142	850,783	3.76%
2	Signet Jewelers Limited (3)	190	277,095	2.93%
3	Foot Locker, Inc.	121	552,746	2.57%
4	Ascena Retail Group, Inc. (4)	178	907,030	2.32%
5	AE Outfitters Retail Company	68	423,294	1.94%
6	Genesco Inc. (5)	174	281,000	1.72%
7	Dick's Sporting Goods, Inc. (6)	27	1,537,861	1.57%
8	The Gap, Inc.	57	655,611	1.54%
9	Luxottica Group, S.P.A. (7)	105	236,833	1.26%
10	Express Fashions	39	325,208	1.21%
11	Finish Line, Inc.	50	261,107	1.19%
12	Forever 21 Retail, Inc.	21	423,940	1.17%
13	The Buckle, Inc.	47	244,767	1.08%
14	H&M	35	722,156	1.02%
15	Abercrombie & Fitch, Co.	44	293,249	1.00%
16	Charlotte Russe Holding, Inc.	46	294,843	0.98%
17	JC Penney Company, Inc. (8)	52	6,158,420	0.98%
18	Shoe Show, Inc.	42	526,014	0.80%
19	Cinemark	9	496,713	0.79%
20	Barnes & Noble Inc.	19	579,660	0.77%
21	Best Buy Co., Inc. (9)	46	454,286	0.75%
22	Claire's Stores, Inc.	92	117,239	0.75%
23	Sears, Roebuck and Co. (10)	45	6,509,101	0.74%
24	Hot Topic, Inc.	85	189,370	0.71%
25	The Children's Place Retail Stores, Inc.	49	214,112	0.69%
		1,783	23,532,438	34.24%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)
Signet Jewelers Limited operates Belden Jewelers, Gordon's Jewelers, Jared Jewelers, JB Robinson, Kay Jewelers, LeRoy's Jewelers, Marks & Morgan, Osterman's Jewelers, Piercing Pagoda, Rogers Jewelers, Shaw's Jewelers, Silver & Gold Connection, Ultra Diamonds and Zales.

(4)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Dressbarn, Justice, Lane Bryant, LOFT, Lou & Grey and Maurices.
(5)	Genesco Inc. operates Clubhouse, Hat Shack, Hat Zone, Johnston & Murphy, Journey's, Journey's Kidz, Lids, Lids Locker Room, Shi by Journey's and Underground by Journeys.
(6)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)	JC Penney Co., Inc. owns 30 of these stores.
(9)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.
(10)
In January 2017, the Company acquired five Sears locations and two auto centers, located at its malls, for future redevelopment. Of the 45 stores in the Company's portfolio, Sears owns 23 and Seritage Growth Properties owns 6.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2017

Capital Expenditures
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Tenant allowances (1)	$10,600	$21,251	$20,116	$32,896

Renovations (2)	3,563	1,507	4,065	4,621

Deferred maintenance: (3)
Parking lot and parking lot lighting	2,436	2,045	4,261	2,765
Roof repairs and replacements	2,449	374	3,063	1,043
Other capital expenditures	5,002	1,703	10,217	5,828
Total deferred maintenance expenditures	9,887	4,122	17,541	9,636

Total capital expenditures	$24,050	$26,880	$41,722	$47,153

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2017	2016
Quarter ended:
March 31,	$492	$1,691
June 30,	794	845
September 30,	—	786
December 31,	—	1,012
	$1,286	$4,334

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2017

Properties Opened During the Six Months Ended June 30, 2017
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes at Laredo	Laredo, TX	65%	357,755	$69,936	$65,402	April-17	9.6%

Mall Expansion:
Mayfaire Town Center - Phase I	Wilmington, NC	100%	67,766	19,073	10,166	Feb-17	8.4%

Mall Redevelopments:
College Square - Partial Belk Redevelopment (Planet Fitness) (3)	Morristown, TN	100%	20,000	1,549	1,434	Mar-17	9.9%
Dakota Square Mall - Partial Miracle Mart Redevelopment (T.J. Maxx)	Minot, ND	100%	20,755	1,929	1,543	May-17	12.3%
Pearland Town Center - Sports Authority Redevelopment (Dick's Sporting Goods)	Pearland, TX	100%	48,582	7,069	5,822	April-17	12.2%
South County Center - DXL	St. Louis, MO	100%	6,792	1,266	1,131	June-17	21.1%
Stroud Mall - Beauty Academy	Stroudsburg, PA	100%	10,494	2,167	1,910	June-17	6.6%
Turtle Creek Mall - ULTA	Hattiesburg, MS	100%	20,782	3,050	1,716	April-17	6.7%
York Galleria - Partial JCP Redevelopment (H&M/Shops)	York, PA	100%	42,672	5,582	4,377	April-17	7.8%
			170,077	22,612	17,933

Total Properties Opened			595,598	$111,621	$93,501

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) This property was sold in June 2017.

Properties Under Development at June 30, 2017
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Mall Expansions:
Kirkwood Mall - Lucky 13 (Lucky's Pub)	Bismarck, ND	100%	6,500	$3,200	$2,224	Fall-17	7.6%
Parkdale Mall - Restaurant Addition	Beaumont, TX	100%	4,700	1,481	253	Fall-17	9.2%
			11,200	4,681	2,477
Mall Redevelopments:
East Towne Mall - Flix Brewhouse	Madison, WI	100%	40,795	9,855	905	Spring-18	8.5%
East Towne Mall - Lucky 13	Madison, WI	100%	7,758	3,135	593	Summer-17	6.3%
Hickory Point Mall - T.J. Maxx/Shops	Forsyth, IL	100%	50,030	4,070	1,261	Fall-17	8.9%
York Galleria - Partial JCP Redevelopment (Gold's Gym/Shops)	York, PA	100%	40,832	6,476	3,720	Summer-17	11.5%
			139,415	23,536	6,479

Associated Center Redevelopment:
The Landing at Arbor Place - Ollie's	Atlanta (Douglasville), GA	100%	28,446	1,946	1,760	Fall-17	8.0%

Total Properties Under Development			179,061	$30,163	$10,716

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.